Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Interpublic Group of Companies, Inc. of our report dated February 25, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in The Interpublic Group of Companies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP
New York, New York
May 23, 2019